UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2021

XPAC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40686	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 West 46 Street, 30th floor
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(646) 664-0501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	XPAXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	XPAX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XPAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported on a Current Report on Form 8-K of XPAC Acquisition Corp. (the “Company”), on August 3, 2021, the Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), and one-third of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any. On August 16, 2021, the underwriter partially exercised the over-allotment option and on August 19, 2021, purchased an additional 1,961,131 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $19,611,310.

As previously reported on a Current Report on Form 8-K of the Company, substantially concurrently with the closing of the IPO, the Company completed the private sale of 4,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, XPAC Sponsor LLC, generating gross proceeds to the Company of $6,000,000. In connection with the Underwriter’s partial exercise of their over-allotment option, the Sponsor purchased an additional 261,485 Private Placement Warrants (the “Additional Private Placement Warrants”), generating gross proceeds to the Company of approximately $392,228.

In connection with the closing and sale of the Over-Allotment Units and the Additional Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $19,611,311 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

The 5,750,000 Class B ordinary shares held by the Sponsor (prior to the exercise of the over-allotment option) included 750,000 shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full, so that the initial shareholders of the Company would collectively own 20.0% of the issued and outstanding ordinary shares of the Company after the IPO. Since the underwriter did not exercise the over-allotment option in full, the Sponsor forfeited 259,717 Class B ordinary shares, which were canceled by the Company. As a result of such forfeiture, there are currently 5,490,283 Class B ordinary shares issued and outstanding.

An audited balance sheet as of August 3, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants (excluding the proceeds from the sale of the Over-Allotment Closing) has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on August 9, 2021. The Company’s unaudited pro forma balance sheet as of August 3, 2021, adjusted for the Over-Allotment Closing on August 19, 2021 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit

No.	Description of Exhibits
99.1	Pro Forma Balance Sheet, as of August 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPAC Acquisition Corp.

Date: August 25, 2021	By:	/s/ Chu Chiu Kong
	Name:	Chu Chiu Kong
	Title:	Chief Executive Officer and Chairman of the Board of Directors